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                                                                    Exhibit 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the registration statement of American General Hospitality Corporation on Form S-3 (File No. 333-36127) of our report, dated January 31, 1997, except as to Note 8 for which the date is July 16, 1997, on our audit of the combined financial statements of Chi-Town Partners, L.P. and St. Elmo's Partners, L.P. for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



Philadelphia, Pennsylvania      /s/ PricewaterhouseCoopers LLP (Philadelphia,PA)
July 10, 1998